Exhibit 10.20

LEASE

GATEWAY SHERWOOD, INC.,

Landlord,

and

BIGBAND NETWORKS, INC.,

Tenant

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TABLE OF CONTENTS

(continued)

		Page
37.	EXAMINATION NOT OPTION	21
38.	RENEWAL OPTION	21
39.	RIGHT OF FIRST OFFER	22
40.	PARKING	22
41.	SIGNAGE	22
42.	SATELLITE DISHES	22
43.	RECORDATION	23
44.	LIMITATION OF LANDLORD’S LIABILITY	23
45.	CONSENT	23
46.	FORCE MAJEURE	23
47.	ATTORNEY’S FEES	23
48.	SEVERABILITY	23
49.	CONFLICTING CONSTRUCTION	23
50.	COUNTERPARTS	23
EXHIBIT A - FLOOR PLAN DEPICTING THE PREMISES		1
EXHIBIT A-1 - INTENTIONALLY DELETED		1
EXHIBIT B – INITIAL ALTERATIONS		1
EXHIBIT C - INTENTIONALLY DELETED		1
EXHIBIT D - RULES AND REGULATIONS		1
EXHIBIT E - JANITORIAL SPECIFICATIONS		I

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GROSS (BY)-INS OFFICE LEASE

REFERENCE PAGES

BUILDING:	8 Technology Drive Westborough Technology Park Westborough, Massachusetts 01581

LANDLORD:	GATEWAY SHERWOOD, INC., a California corporation, by RREEF Management Company, a Delaware corporation

LANDLORD’S ADDRESS:	c/o RREEF Management Company 4 Technology Drive Westborough, MA 01581

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	Gateway Sherwood, Inc. File #55503 Los Angeles, CA 90074-5503

LEASE REFERENCE DATE:	August 25, 2006

TENANT:	BIGBAND NETWORKS, INC., a Delaware corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	8 Technology Drive Westborough, Massachusetts 01581

(b) Prior to beginning of Term (if different):

PREMISES ADDRESS:	8 Technology Drive Westborough, Massachusetts 01581

PREMISES RENTABLE AREA:	Approximately 87,319 sq. ft. on the first and second floors of the Building consisting of approximately 62,500 sq. ft. of existing space (“Existing Space”) on the first and second floors and 24, 819 sq. ft. of expansion space (“Expansion Space”) on the second floor (for outline of Premises see Exhibit A)

COMMENCEMENT DATE:	April 1, 2007

TERM OF LEASE:	Five (5) years.

TERMINATION DATE:	March 31, 2012.

RENEWAL OPTIONS:	Two at five (5) years each.

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ANNUAL RENT and MONTHLY INSTALLMENT OF RENT(Article 3):

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent		Monthly Installment of Rent
from	through
4/1/2007	6/30/2007	62,500	$16.75	$	l,046,875.00	$87,239.58
7/1/2007	3/31/2009	87,319	$16.75		$1,462,593.25	$121,882.77
4/1/2009	3/31/2010	87,319	$17.75	$	l,549,912.25	$129,159.35
4/1/2010	3/31/2012	87,319	$18.75	$	l,637,231.25	$136,435.94

All amounts are net of Tenant electricity.

Provided that Tenant is not then in default, the Monthly Installment of Rent for the period of 4/1/2007 through 6/30/2007 (“Abatement Period”) shall be as shown in the Rent Schedule above. In the event Tenant is in default during the Abatement Period, the Monthly Installment of Rent for the Abatement Period shall be the same as the Monthly Installment of Rent for 7/1/2007.

BASE YEAR (EXPENSES):	2006

BASE YEAR (INSURANCE):	2006

BASE YEAR (TAXES):	Taxes for July 1, 2006 to June 30, 2007

TENANT’S PROPORTIONATE SHARE:	83.30%

SECURITY DEPOSIT:	$645,796.77 in the form of an irrevocable letter of credit pursuant to Article 5.

ASSIGNMENT/SUBLETTING FEE:	$1,000.00

REAL ESTATE BROKER DUE COMMISSION:	Trammell Crow Company, for Landlord; Mohr Partners, for Tenant. All commissions to be paid by Landlord. See Article 33.

TENANT’S SIC CODE:	3663

BUILDING BUSINESS HOURS:	Monday through Friday 8:00 a.m. - 6:00 p.m. Saturday 8:00 a.m. - 1:00 p.m.

AMORTIZATION RATE:	11.00%

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The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through E, all of which are made a part of this Lease.

LANDLORD:		TENANT:

GATEWAY SHERWOOD, INC., a California corporation		BIGBAND NETWORKS, INC., a Delaware corporation

By:	RRLEF America LLC, a Delaware limited liability company, its investment advisor

By:		By:	/s/ Robert Horton
Name:		Name:	Robert Horton
Title:	District Manager, RREEF Management Company	Title:	Vice President and General Counsel

By:
Name:	A. Jay Jehle
Title:	Authorized Representative

Dated:	, 2006	Dated:	12-18-2006

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LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for general office, light assembly and engineering laboratory purposes. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. To the extent within its reasonable control as a tenant, Tenant shall comply with all governmental laws, ordinances and regulations applicable to its specific use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense, provided, however, that Tenant shall have no responsibility for compliance with any governmental laws, ordinances, regulations, orders or directions for modifications to the Building or the appurtenant land which apply to office use generally. Tenant will have no liability for the cost of any alterations or modification required to comply with laws applicable to the Premises as of the date of deliver of possession of the Premises to Tenant if the Premises were not in compliance with such laws on such date except to the extent that compliance is required as a result of work performed by Tenant on the Premises or as a result of Tenant’ s specific use or operations. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof. Compliance with Environmental Laws (as hereinafter defined) is governed by Section 1.2 and not this Section 1.1.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing. Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like) to the extent customary and necessary for the use of the Premises for general office purposes; provided that Tenant shall always handle, store, use. and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises. Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any failure of Tenant to keep, observe, or perform any provision of this Section 1.2. Tenant will have no liability for compliance with laws relating to Hazardous Materials in, under or about the Building or the Premises unless the presence of the Hazardous Materials was caused by Tenant or any Tenant Entity.

1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities at a ratio no less than as set forth in Section 40 below, subject to Landlord’s reasonable rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces available for common use. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces, provided, however, Landlord shall initially make available on an unreserved, first-come-first-served basis 306 parking spaces (i.e. 3.5 parking spaces for each 1,000 square feet of rentable area of the Premises).

1.4 Freight Elevator Access: Landlord shall cooperate with Tenant to provide use of the freight elevator as needed for the second floor upon reasonable notification to Landlord, who shall take into consideration the needs of any other tenant in the Building for use of same at such requested time.

2. TERM.

2.1 The Term of this Lease shall begin on the date (“Commencement Date”) which shall be the Commencement Date as shown on the Reference Pages and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Expansion Space on the Commencement Date for any reason. Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until the time when Landlord can, after notice to Tenant, deliver possession of the Premises to Tenant.

2.3 In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Expansion Space prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation. Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid within two (2) days after notice has been given to Tenant of a delinquency pursuant to this Lease, on more than one (1) occasion during any calendar year, beginning with the second (2nd) such late payment and for every subsequent late payment during such calendar year, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

3.3 Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that rent shall continue to be payable in all events and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease. Landlord and Tenant each acknowledges and agrees that the independent nature of the obligations of Tenant hereunder represents fair, reasonable, and accepted commercial practice with respect to the type of property subject to this Lease. Such acknowledgements by Tenant are a material inducement to landlord entering into this Lease.

4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each calendar year falling partly or wholly within the Term.

4.1.2 Expenses: All costs of operation, maintenance, repair, replacement and management of the Building, as determined in accordance with generally accepted accounting principles, including the following actual costs by way of illustration, but not limitation: water and sewer charges; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services as listed on Exhibit E attached hereto; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees (provided that any management or administrative fees paid to Landlord or Landlord’s affiliates shall be in lieu of such fees paid to third parties for the same purpose and shall not exceed the fees for such services which would be paid to third parties in arm’s length transactions); air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment (subject to standard amortization if capital expense); current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include Taxes, Insurance Costs, depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, costs of alterations of tenants’ premises, cost of tenant concessions, leasing fees or commissions, legal fees and other costs incurred in connection with leasing activities, interest expenses on long-term borrowings or advertising costs, electrical costs for the Premises or for the HVAC serving the Premises which are paid by Tenant as provided in Article 13 of this Lease.

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

4.1.4 Insurance Costs: Any and all insurance charges of or relating to all insurance policies and endorsements reasonably determined by Landlord to be necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof.

4.2 If in any Lease Year, (i) Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses) and/or (ii) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), and/or (iii) Insurance Costs paid or incurred by Landlord in any Lease Year shall exceed the amount of such Insurance Costs which became due and payable in the Base Year (Insurance), Tenant shall pay as additional rent for such Lease Year Tenant’s Proportionate Share of each such excess amount. Comparison of such Expenses, Taxes and Insurance Costs in any Lease Year over such Base Year amounts shall be made in an equitable manner. If Landlord changes in its treatment of Expenses, Taxes and/or Insurance Costs from cash to accrual basis or accrual to cash basis, equitable adjustments would be made as appropriate.

4.3 The annual determination of Expenses and Insurance Costs and/or Taxes shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3, During the Term, Tenant may audit, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within one year after receipt of such determination, but in no event more often than once in any calendar year and once within one year after expiration or termination of this Lease, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such audit it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses and Insurance Costs within one hundred twenty (120) days after receipt, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. Tenant will promptly pay to Landlord any deficiency or Landlord with reasonable promptness refund to Tenant any overpayment, as the case may be, which is established by the audit. The costs of the audit will be borne by Tenant unless Landlord overstated Tenant’s liability for Expenses, Insurance Costs and Taxes by more than four percent (4%) for the period examined, in which case reasonable costs of such audit shall be borne by Landlord. In the event that during all or any portion of any Lease Year or Base Year, the Building is not fully rented and occupied Landlord shall make an equitable adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Building been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year or Base Year.

4.4 Prior to the actual determination thereof for a Lease Year, on one occasion in a Lease Year, Landlord may provide a reasonable estimate Tenant’s liability for Expenses, Insurance Costs and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses, Insurance Costs and/or Taxes is made for any Lease Year and when Tenant is so notified in writing (which determination and notification Landlord will endeavor to provide within 120 days following the end of each Lease Year), then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.2 on account of Expenses, Insurance Costs and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses, Insurance Costs and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.2 on account of Expenses, Insurance Costs and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses, Insurance

Costs and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, with reasonable promptness refund the difference in cash. Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes and/or Insurance Costs in any Lease Year being less than Expenses and/or Taxes and/or Insurance Costs in the Base Year (Expenses and/or Taxes and/or Insurance).

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses, Insurance Costs and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT.

5.1 Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease (after the expiration of any applicable grace or cure period), Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within thirty (30) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after termination of this Lease.

5.2 The required Security Deposit shall be in the form of an Irrevocable Standby Letter of Credit in favor of Landlord (the “letter of credit”) in the amount set forth on the Reference Pages. Under any circumstance under which Landlord is entitled the use of all or a part of the Security Deposit, then, Landlord, in addition to all other rights and remedies provided under the Lease, shall have the right to a partial draw upon the letter of credit in the amount to which Landlord is entitled. The following terms and conditions shall govern the letter of credit:

5.2.1 Upon expiration of the Term, the letter of credit shall be returned to Tenant when Tenant is entitled to return of its Security Deposit.

5.2.2 The letter of credit shall be in favor of Landlord, shall be issued by a commercial bank reasonably acceptable to Landlord having a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Section 5.2 and shall otherwise be in form reasonably acceptable to Landlord. Landlord acknowledges and confirms that Silicon Valley Bank shall be an acceptable commercial bank to issue such letter of credit. The initial letter of credit shall have an expiration date not earlier than fifteen (15) months after the Commencement Date. A draft of the form of letter of credit must be submitted to Landlord for its approval prior to issuance.

5.2.3 The letter of credit or any replacement letter of credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than one (1) month after the Termination Date (“End Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the letter of credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the letter of credit that it does not intend to renew the letter of credit. Tenant understands that the election by the issuing bank not to renew the letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable letter of credit in favor of Landlord through such date.

5.2.4 Landlord, or its then managing agent, shall have the right from time to time to make one or more draws on the letter of credit at any time that an Event of Default has occurred. Funds may be drawn down on the letter of credit upon presentation to the issuing or corresponding bank of Landlord’s (or Landlord’s then managing agent’s) certificate stating as follows:

“Beneficiary is entitled to draw on this credit pursuant to that certain Lease dated for reference August 25, 2006 between GATEWAY SHERWOOD, INC., a California corporation, as Landlord and BIGBAND NETWORKS, INC., a Delaware corporation, as Tenant, as amended from time to time.”

It is understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity).

5.2.5 Tenant acknowledges and agrees (and the letter of credit shall so state) that the letter of credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement.

5.2.6 In the event of a transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer the letter of credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new landlord; and Landlord shall pay all fees to the issuer necessary to effect and evidence such transfer.

5.2.7 Without limiting the generality of the foregoing, if the letter of credit expires earlier than the End Date, or the issuing bank notifies Landlord that it will not renew the letter of credit, Landlord shall accept a renewal thereof or substitute letter credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration of the expiring letter of credit), irrevocable and automatically renewable as above provided to the End Date upon the same terms as the expiring letter of credit or upon such other terms as may be reasonably acceptable to Landlord. However, if (i) the letter of credit is not timely renewed, or (ii) a substitute letter of credit, complying with all of the terms and conditions of this Section is not timely received, then Landlord may present the expiring letter of credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord until Tenant would otherwise be entitled to the return of the letter of credit, and to be retained by Landlord if an Event of Default occurs.

5.2.8 As of the expiration of the twenty-fourth (24lh) full calendar month and also upon the expiration of the thirty-sixth (36th) full calendar month of the Term, provided that Tenant is not then in default (after the expiration of any applicable grace or cure period), and that prior thereto there has occurred no monetary Event of Default, Landlord shall permit the amount of the letter of credit to be reduced by $129,159.35.

6. ALTERATIONS.

6.1 Except for those, if any. specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be required with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question. In connection with Landlord’s consent to any such alterations, additions or improvements, at the time of Tenant’s request for consent, Landlord shall indicate to Tenant whether or not Tenant will be required to remove same pursuant to Section 26.2.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using Landlord’s contractor, contractor previously approved by Landlord or other contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense. For any alteration, addition or improvement requiring Landlord’s consent, Landlord may charge Tenant a construction management fee not to exceed two and one-half percent (2.5%) of the cost of such work to review plans, coordinate and monitor construction of such proposed work, such amounts being due twenty (20) days after Landlord’s demand.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility and waivers of lien, and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4.

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that, subject to pro-rata reimbursement as applicable pursuant to Article 4 and so long as the need is not caused by Tenant (in which event Tenant shall be responsible for remedying). Landlord shall repair and maintain the common areas of the Building and the complex of which the Building is a part, including sidewalks, drives and parking areas, the structural portions of the Building, including the foundation, roof, roof supports and walls, and the Building systems (i.e. basic plumbing, air conditioning, heating and electrical systems installed or furnished by Landlord). By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Prior to the Commencement Date, Landlord shall cause the Building’s mechanical, electrical, HVAC and roofing systems to be in good working order or condition.

7.2 Tenant shall, at all times during the Term, keep the Premises in good condition and repair excepting damage by fire, or other casualty, and in compliance with all applicable governmental laws, ordinances and regulations (subject to Section 1.1), promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises (subject to Section 1.1), all at Tenant’s sole expense.

7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Landlord shall endeavor with reasonable promptness to acknowledge receipt of such notice.

7.4 Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent Landlord fails to make any repairs or to perform any maintenance which is Landlord’s obligation under this Lease, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other reasonable assurance against the same as Landlord shall reasonably accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such reasonable means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within twenty (20) days of Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, Tenant’s employees, agents and invitees, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such other occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 Intentionally Deleted.

9.4 In the event that Tenant sells, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, in the case of an assignment, transfer or sale, “Increased Rent’ shall mean all consideration which Tenant receives by reason of such assignment, transfer or sale. In case of an assignment, transfer or sale, the “Costs Component” is the reasonable costs incurred by Tenant in connection with such assignment, transfer or sale, including, without limitation, leasing commissions, tenant improvements, tenant concessions and legal fees. In the event that Tenant sublets, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Net Increased Rent (as defined below) when and as such Net Increased Rent is received by Tenant. As used in this Section, in the case of a sublet, “Net Increased Rent” shall mean all consideration which Tenant receives by reason of such sublease, after deducting the reasonable costs incurred by Tenant in connection with such sublet, including, without limitation, leasing commissions, tenant improvements, tenant concessions and reasonable legal fees, over the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured Event of Default of Tenant or matter which will become an Event of Default of Tenant with passage of time unless cured (other than any such Event of Default which will be cured in connection with such assignment or sublease), or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is incompatible with the character of occupancy of the Building; (d) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (e) would subject the Premises to a use which would: (i) involve increased wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements unless Tenant pays the cost of same; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord’s costs, including reasonable attorney’s fees, incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

9.7 Except to go public, if Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

9.8 Notwithstanding the foregoing provisions of this Article to the contrary, Tenant shall be permitted to assign this Lease, or sublet all or a portion of the Premises, to an Affiliate of Tenant without the prior consent of Landlord and without payment of the Assignment/Subletting Fee, if all of the following conditions are first satisfied:

9.8.1 There does not exist an uncured Event of Default by Tenant under this Lease other than any such Event of Default which will be cured in connection with such assignment or sublease;

9.8.2 a fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request, shall have been delivered to Landlord;

9.8.3 the Premises shall continue to be operated solely for the use specified in the Reference Page or other use acceptable to Landlord;

9.8.4 Tenant shall pay all costs reasonably incurred by Landlord in connection with such assignment or subletting, including without limitation attorneys’ fees.

Tenant acknowledges (and, at Landlord’s request, at the time of such assignment or subletting shall confirm) that in each instance Tenant shall remain liable for performance of the terms and conditions of the Lease despite such assignment or subletting. As used herein the term “Affiliate” shall mean an entity which (i) directly or indirectly controls Tenant or (ii) is under the direct or indirect control of Tenant or (iii) is under common direct or indirect control with Tenant, (iv) is the successor in interest to Tenant by way of merger or consolidation, or by sale of all of the stock of Tenant or of all of the assets of Tenant, so long as the tangible net worth of the surviving or successor entity following such transaction is at least as much as the tangible net worth of Tenant immediately preceding the transaction. Control shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Subject to the provisions of Article 12, Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy as required under this Lease; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may reasonably require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds for the specified amount as respects claims asserted against an additional insured for the legal liability of the named insured (General Liability) and loss payees, as their interest may appear (Property—Special Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on Accord Form 25 and a certificate of Property insurance on Accord Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance. Tenant will have the right to effect all or any part of such insurance by endorsement on any general policy of insurance maintained by or on behalf of Tenant or by a separate policy or policies of insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord reasonably shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

12. WAIVER OF SUBROGATION. Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES.

13.1 Subject to the other provisions of this Lease, and except as otherwise indicated. Landlord agrees to furnish to the Premises on a 24-hour basis, the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord’s judgment for the use and occupation of the Premises; (c) cleaning and janitorial service after Building Business Hours; (d) elevator service by nonattended automatic elevators, if applicable; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use. Tenant shall pay for all electricity used by Tenant in the Premises including HVAC-related costs pursuant to Section 13.6) as determined by metered usage of the space occupied. The charge shall be at the rates charged by the local public utility. Landlord agrees to use commercially reasonable efforts to consult with Tenant when electrical power contracts are being negotiated and Landlord shall act in good faith in finalizing its electrical power contracts having taking into consideration, among other things, such consultation with Tenant, the needs of all affected tenants and affected buildings as well as the then-market rates. Tenant shall meter all electricity use within the Building and determine Tenant’s share of such electrical service costs on a quarterly basis. Tenant shall pay Landlord $25,000 per month as an advance payment for such electricity. Within fifteen (15) days after the end of each quarter, Tenant shall provide Landlord with the meter readings for the prior quarter and its determination of Tenant’s share of such electrical usage for said quarter. Landlord shall (i) review such meter readings and confirm the determination of Tenant’s share of such usage, and (ii) multiply Tenant’s usage by the applicable electricity rates in effect during the prior quarter to determine Tenant’s share of electricity costs for said quarter. Within thirty (30) days from receipt of the applicable meter readings and Tenant’s determination of its share of usage, Landlord shall invoice Tenant for any additional amounts owed to Landlord having reconciled the advanced payment against the actual electrical service cost incurred for the prior quarter, which invoiced amount shall be due to Landlord within twenty (20) days following Tenant’s receipt of such invoice along with copies of the invoices from the electrical power supplier evidencing the applicable electrical rates. Landlord acknowledges that the Tenant is relying upon timely receipt of Landlord’s invoices for electric power costs for budgeting and financial statement purposes. Accordingly, if Landlord fails to provide the invoices within said thirty-day period and Tenant subsequently sends written notice to Landlord (“Tenant’s Notice”) that it has failed to do so, Landlord waives any right to receive payment for electricity costs in excess of the advanced payment for any applicable quarter, provided that Landlord has not cured such failure to send such invoices within ten (10) days after receipt of Tenant’s Notice. Any overpayments determined pursuant to such quarterly determination shall be deducted from the next monthly advance. In the absence of Landlord’s negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities. The provisions of this Section 13.1 shall survive the termination or expiration of this Lease.

13.2 Should Tenant require any additional work or service, as described above, including services furnished outside ordinary business hours specified above, Landlord shall upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such reasonable charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service.

13.3 Wherever heat-generating machines or equipment are used by Tenant in the Premises which affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant to Landlord within twenty (20) days of Landlord’s demand.

13.4 In the Office Area (hereinafter defined) of the Premises, except as otherwise set forth herein or for the equipment in place as of the date of this Lease. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps or 120 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water. The “Office Area” of the Premises is all of the area of the Premises which does not fall within the Lab Area as defined below. In the Office Area, if Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use. Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord shall not unreasonably refuse, and if Landlord does consent, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current. The cost of any such meters shall be paid for by Tenant. Tenant agrees to pay to Landlord within twenty (20) days of Landlord’s demand, the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed. Notwithstanding any provision in this Lease to the contrary, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, Tenant shall make no modifications requiring building permits to the electrical system which services the Lab Area (hereinafter defined) of the Premises. “Lab Area” of the Premises is that area of the Premises which (i) has self-contained electrical and supplemental HVAC systems in place; and (ii) is utilized for product testing, software design, environmental testing and/or product debugging.

13.5 Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, electricity, water, sewer or gas, (but excluding telecommunications), which is not previously providing such service to Tenant or to other tenants in the Building. Subject to Landlord’s reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (“Communications Wiring”) from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises. Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent may be withheld in Landlord’s sole and absolute discretion. Landlord’s shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph.

13.6 For each Lease Year, Tenant shall pay the cost of all electricity used for the HVAC serving the Premises, as determined by metered usage of the four (4) Landlord-provided HVAC roof-top units and the Tenant- provided HVAC roof-top units. The charge shall be at the rates charged by the local public utility. Tenant shall meter all electricity used by the four Landlord-provided HVAC roof-top units and the Tenant-provided HVAC roof-top units and, with Landlord’s concurrence, determine Tenant’s share of such electrical service costs on a quarterly basis. Tenant shall make monthly payments with a quarterly reconciliation as set forth in Section 13.1.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the amount of the Annual Rent for the last period prior to the date of such termination, plus all Rent Adjustments under Article 4; and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments reasonably acceptable to Tenant evidencing such subordination or superiority of this Lease as may be reasonably required by Landlord. Currently, there is no mortgage encumbering the Building, and the Building is not on a ground lease. This Lease is and will be prior to any encumbrance or ground lease recorded after the date of this Lease affecting the Building or the Premises unless the lender or underlying lease interest holder requires that this Lease be subordinate to that encumbrance and Landlord obtains a written agreement that provides that, so long as Tenant is not in default under this Lease, Tenant will not be disturbed in its peaceful enjoyment of the Premises pursuant to the provisions of this Lease.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall use commercially reasonable efforts to enforce compliance with such rules and regulations by the other tenants and occupants of the Building.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all reasonable (in non-emergency events) times have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the name, number or designation by which the Building is commonly known and, in such event, Landlord shall reimburse Tenant from resulting stationery changes and notification expenses. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord to the extent authorized by this Article 17.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, Landlord is authorized to gain emergency access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within twenty (20) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of ten (10) days after written notice that such payment was not made when due.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and, subject to Landlord’s compliance with law, Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all due and unpaid rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the then present value of the fair rental value of the Premises, including any amounts treated as additional rent, for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant and not otherwise included in (a) or (b) above.

19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:

19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness reasonably acceptable to Landlord, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, reasonable alterations, additions, redecorating and Landlord’s reasonable expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its reasonable discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom so long as Landlord, where possible, uses reasonable efforts to avoid material interference with Tenant’s business and Tenant agrees to reimburse Landlord within twenty (20) days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord’s Work, as defined in Exhibit B), and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined.

19.4 If, on account of any breach or default by Tenant in Tenant’s obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY.

19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6 Landlord and Tenant will each exercise commercially reasonable efforts to mitigate the damages caused by the other party’s breach of this Lease. Efforts to mitigate damages will not be construed as a waiver of the non-breaching party’s right to recover damages.

19.7 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver either party of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default (except with respect to the amount so paid). unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

19.8 Intentionally deleted.

19.9 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall be handled in accordance with law.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 4.4; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without interference or disturbance from any party claiming by, through or under Landlord.

22. CASUALTY

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred fifty (150) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect. In the event of any damage, Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within thirty (30) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage. In the event of a casualty, if requested by Tenant, Landlord agrees to use commercially reasonable efforts without any financial obligation or expense to Landlord to assist Tenant in its attempt at locating a temporary space for use until restoration is completed.

22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred fifty (150) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord, in the event of a substantial casualty, shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall reasonably request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi- public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within twenty (20) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) that, to the best of Tenant’s knowledge, there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such twenty (20) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1 Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to arrange such joint inspections and/or participate in either such inspection, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at least ten (10) days prior to expiration of the Term (and Landlord has so designated such Alterations for removal pursuant to Section 6.1), Tenant shall, at Tenant’s sole cost, remove any Alterations, including carpeting, so designated by Landlord’s notice, and repair any damage caused by such removal. Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property, as well as all data/telecommunications cabling and wiring installed by or on behalf of Tenant, whether inside walls, under any raised floor or above any ceiling (collectively, “Personalty”). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal.

26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.	INTENTIONALLY DELETED.

30. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Tenant hereby accepts and agrees to be bound by the figures for the rentable space footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses, Insurance Costs or Taxes) and subject to Landlord’s reasonable determination.

31. TENANT’S AUTHORITY. Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that Tenant has full right and authority to enter into this Lease, and that all persons signing on behalf of the Tenant were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or(iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

32. FINANCIAL STATEMENTS AND CREDIT REPORTS. Not more than one time per calendar year at Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

33. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages which brokers shall be compensated by the Landlord per separate agreement.

34. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

35. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

37. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.

38. RENEWAL OPTION. Tenant shall, provided the Lease is in full force and effect and there is no uncured Event of Default by Tenant at the time of notification or commencement, have two (2) successive options to renew this Lease for a term of five (5) years each, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

38.1 If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no later than the date which is 270 days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

38.2 The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be increased to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than sixty (60) days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than 365 days prior to the expiration of the then current term of the Lease. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period. If Tenant has already exercised the option prior to receipt of notification of the new Annual Rent. Tenant, in its sole discretion, may rescind such exercise within twenty (20) days of receipt of such notification.

38.3 As each renewal option provided for above is exercised, the number of renewal options remaining to be exercised is reduced by one and upon exercise of the last remaining renewal option Tenant shall have no further right to extend the term of the Lease.

39. RIGHT OF FIRST OFFER. Provided Tenant is not then in default under the terms, covenants and conditions of the Lease, and subject to superior rights of other tenants in the Building, Tenant shall have the right to lease any space in the Building (any such space, referred to as an “ROFO Space”) at such time as a ROFO Space is vacated by the prior tenant and all such superior rights have been waived. In such event, Landlord shall give written notice (“Offer Notice”) to Tenant of the availability of the ROFO Space and the terms and conditions on which Landlord intends to offer it to the public and Tenant shall have a period of twenty (20) days in which to exercise Tenant’s right to lease the ROFO Space pursuant to the terms and conditions contained in Landlord’s notice, failing which Landlord may lease the ROFO Space to any third party on whatever basis Landlord desires (except that if Landlord then offers the ROFO Space with a reduction of effective rent or increase in tenant benefits by 10% or more, Landlord shall reoffer the ROFO Space to Tenant under such revised terms). Notwithstanding the foregoing, Landlord shall have the absolute right to renew or extend any existing tenant’s lease. If Tenant exercises its right to lease hereunder, effective as of the date Landlord delivers the ROFO Space, the ROFO Space shall automatically be included within the Premises and subject to all the terms and conditions of the Lease, except as set forth in Landlord’s Offer Notice or, if applicable, revised offer and as follows:

39.1 Tenant’s Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the ROFO Space.

39.2 The ROFO Space shall be leased on an “as is” basis and Landlord shall have no obligation to improve the ROFO Space or grant Tenant any improvement allowance thereon.

39.3 If requested by Landlord. Tenant shall, prior to the beginning of the term for the ROFO Space, execute a written memorandum confirming the inclusion of the ROFO Space and the Annual Rent for the ROFO Space.

39.4 Notwithstanding the foregoing, Tenant shall have no right to lease the ROFO Space if the Termination Date under this Lease is prior to the date on which the term of the [ease of the ROFO Space would expire under the terms under which Landlord intends to offer the ROFO Space to the public (“ROFO Termination Date”) (e.g., if only one year remains in the term of this Lease but Landlord requires a minimum term of three years for the ROFO Space, Tenant would have no right to lease the ROFO Space). However, if Tenant has a remaining renewal option which, if properly exercised, would extend the Termination Date of this Lease to or beyond the ROFO Termination Date, Tenant shall have the right to lease the ROFO Space if, concurrently with its exercise of that right, it also exercises such renewal option.

40. PARKING. The Building, as it currently exists or as it may be expanded or modified from time to time, will have a ratio of 3.5 parking spaces per 1,000 rentable square feet.

41. SIGNAGE. Provided that Tenant occupies at least eighty percent (80%) of the Building, Tenant will be granted building signage rights, subject to the town of Westborough zoning and signage ordinances and is further subject to Landlord’s approval, which will not be unreasonably withheld, and municipal approval, provided that upon the expiration or earlier termination of the Lease. Tenant shall remove all such signage and repair and restore any damage caused by said removal. In addition. Tenant will be granted the right to monument signage, subject to municipal and Landlord’s reasonable approval. All of the aforesaid signage will be at Tenant’s sole expense. Landlord will cause Tenant to be displayed on the Building directory.

42. SATELLITE DISHES. Landlord agrees that Tenant may install six (6) twelve foot high satellite dishes facing south in the back parking lot of the property where Landlord reasonably designates and satellite dishes on the roof of the Building at locations acceptable to Landlord, at Tenant’s expense and for its own internal business use (and not for the purpose of granting access to others whether or not for profit), so long as Tenant executes, and complies with alt of the terms and conditions of, Landlord’s then standard form of license agreement (which may provide for the payment of fees and reimbursement of costs). Without limiting the generality of the foregoing, the installation, size and location of such systems must comply with all governmental requirements (local, state and federal). Prior to installation of such systems. Tenant shall furnish plans and specifications for such system and its locations and installation (which installation shall not involve any penetration of the roof or the parking lot without Landlord’s consent) to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. In addition, prior to installation of such system, Tenant shall obtain all necessary governmental permits and approvals and deliver copies thereof to Landlord. All costs related to such systems shall be paid by Tenant, including all costs of installation, screening (if required by Landlord or any governmental entity), maintenance, repair, restoration and removal. If requested by Landlord, Tenant will, at Landlord’s expense, move the system to another location on the roof selected by Landlord and reasonably acceptable to Tenant. Tenant acknowledges that Landlord may also install or grant to others the right to install microwave, satellite or other antenna communications systems on the roof.

43. RECORDATION. Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

44. LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord or Tenant be liable to the other for any lost profits, damage to business, or any form of special, indirect or consequential damages.

45. CONSENT. Whenever the consent or approval of either party is required pursuant to this Lease, such consent or approval will not be unreasonably withheld or delayed.

46. FORCE MAJEURE. Except for payment obligations imposed pursuant to this Lease, if there is any prevention, delay, or stoppage of an act required of a party pursuant to this Lease because of strikes, lockouts, other labor disputes, material shortages, embargoes, civil unrest, governmental regulations, governmental controls, enemy or hostile governmental action, judicial order, public emergency, fire, earthquake, other Acts of God, and other causes beyond the reasonable control of the party obligated to perform, performance of the act will be excused for the period of such delay.

47. ATTORNEY’S FEES. If any action or proceeding is necessary to enforce the provisions of this Lease, including any claim or demand or declaratory relief action, the prevailing party will be entitled to reasonable attorney’s fees and court costs.

48. SEVERABILITY. Nothing in this Lease will be construed as requiring the commission of any act contrary to law. If there is any conflict between any provision of this Lease and any present or future law, such provision will be limited only to the extent necessary to bring it within the requirement of the law. If any part of this Lease is held to be invalid, or otherwise unenforceable, the balance of this Lease will continue in full force and effect.

49. CONFLICTING CONSTRUCTION. If any provision of this Lease is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision will have the meaning that renders it valid.

50. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.

LANDLORD:		TENANT:

GATEWAY SHERWOOD, INC., a California corporation		BIGBAND NETWORKS, INC., a Delaware corporation

By:	RREEF America LLC, a Delaware limited liability company, its investment advisor

By:		By:	/s/ Robert Horton
Name:		Name:	Robert Horton
Vice President and General Counsel
Title:	District Manager, RREEF Management Company	Title:

By:
Name:	A. Jay Jehle
Title:	Authorized Representative

Dated:	,2006	Dated:	12-18-2006

EXHIBIT A – FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of Lease bearing the

Lease Reference Date of August 25, 2006 between

GATEWAY SHERWOOD, INC., as Landlord and

BIGBAND NETWORKS, INC., as Tenant

8 Technology Drive, Westborough, Massachusetts

The hatched area is intended to show the general layout of the Existing Space and the cross-hatched area is intended to show the Expansion Space within the Premises as of the beginning of the Term of this Lease. They do not in any way supersede any of Landlord’s rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. Exhibit A is not to be scaled; any measurements or distances shown should be taken as approximate.

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EXHIBIT A-1 -INTENTIONALLY DELETED

attached to and made a part of Lease bearing the

Lease Reference Date of August 25, 2006 between

GATEWAY SHERWOOD, INC., as Landlord and

BIGBAND NETWORKS, INC., as Tenant

8 Technology Drive, Westborough, Massachusetts

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EXHIBIT B - INITIAL ALTERATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of August 25, 2006 between

GATEWAY SHERWOOD, INC., as Landlord and

BIGBAND NETWORKS, INC., as Tenant

8 Technology Drive, Westborough, Massachusetts

TENANT’S WORK

1. Delivery of Expansion Space. Landlord shall deliver in “AS-IS” condition the Expansion Space on or before February 12, 2007 with no additional improvements, repairs or alterations. Such delivery of the Expansion Space is for Tenant build-out purposes and pursuant to Section 2.3 of the Lease, no payment of rent is due from Tenant for this early occupancy period. Tenant acknowledges that it has inspected the Premises and agrees to accept the Premises in its existing condition and that Landlord shall have no obligation to construct any improvements therein.

2. Plans and Specifications.

2.1	Tenant shall employ “Consultants” for preparation of the necessary architectural, mechanical and electrical plans, drawings and specifications pertaining to the construction work which Tenant intends to perform in the Expansion Space in connection with Tenant’s initial occupancy (the “Work”) with the approval of Landlord, which shall not be unreasonably withheld or delayed. Tenant, at its expense, shall furnish Landlord with architectural and design plans and specifications (the “Tenant’s Plans”) prepared first in preliminary form (“Preliminary Plans”), and thereafter in working form (“Working Drawings”), and covering the Work. Tenant shall pay all costs and expenses relating to Tenant’s Plans. All Tenant’s Plans shall meet the requirements set forth in Schedule I.

2.2	Upon submittal of any portion of Tenant’s Plans, Landlord shall review Tenant’s Plans and shall either approve Tenant’s Plans or advise Tenant in writing of any aspect of the design, engineering, construction or installation which is not reasonably acceptable to Landlord. Landlord shall advise Tenant of its approval or comments on the Tenant’s Plans within 10 days after Landlord’s receipt of the Tenant’s Plans. In the event that Landlord shall disapprove of any portion of Tenant’s Plans, Tenant shall have 10 business days after Landlord’s notification of its disapproval to revise Tenant’s Plans and resubmit them to Landlord. In the event Landlord fails to approve or disapprove Tenant’s Plans or any changes thereto within the time period set forth above, Tenant’s Plans or the changes shall be deemed to be approved.

2.3	After approval of Tenant’s Plans or any portion thereof, Tenant shall not materially modify, revise or change such Plans without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If Landlord approves such request, the entire cost of such change, including the cost of revising Tenant’s Plans or preparing new plans, shall be borne by Tenant and shall be reimbursable through Tenant improvement funding and any delay occasioned thereby shall not delay the Commencement Date.

2.4	Except for such matters, if any, as shall have been required by Landlord and not requested by Tenant, it shall be Tenant’s responsibility that the Plans comply with all applicable governmental and municipal codes and regulations and to procure and deliver to Landlord upon request all such

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licenses, permits and approvals from all governmental authorities as are necessary to permit the Work to be commenced and continued to completion and the so constructed Premises to be occupied.

3.	Cost Estimates and Payment Protection. Prior to commencing any of the Work, Tenant shall submit to Landlord a written estimate of the cost of the Work, based upon competitive bids or a fixed-price contract based upon the reasonable judgment of the Tenant and its primary contractor and the Tenant’s Project Budget procedures (an “Estimate”).

4.	Contracts and Contractors for the Work. Tenant shall make all such contracts and arrangements as shall be necessary or desirable for the construction and installation of the Work. Tenant agrees to retain contractors, subcontractors and materialmen who are of good reputation and experienced in and favorably known for the construction of space comparable to the Premises in the metropolitan area where the Building is located and that are properly licensed for the work they are to perform. Upon request, Tenant shall provide Landlord with a list of all contractors, subcontractors and materialmen to be utilized by or for Tenant with respect to the Work and provide true, correct and complete copies of all contracts relating to the Work. Such contractors, subcontractors, materialmen and contracts must be satisfactory to Landlord in Landlord’s reasonable discretion, and shall not be employed or executed, as the case may be, without Landlord’s written approval first obtained, which approval shall be given (or the specific reasons for denial given) within three (3) business days of written request, or the same (i.e. approval) shall be deemed given. Tenant and Tenant’s contractors shall comply with the Rules and Regulations under this Lease and use qualified craftsmen and laborers who are compatible with the trade unions operating in the Building (if any) and Tenant shall take promptly upon Landlord’s demand all measures necessary to avoid labor unrest in the Expansion Space and in the Building which is caused by Tenant or Tenant’s contractors.

5.	Construction. Promptly upon Landlord’s approval of the Plans, Tenant shall apply for, and Landlord shall reasonably cooperate with Tenant, and supply to Landlord upon issuance, a building permit and any other required governmental permits, licenses or approvals. Upon issuance of such approvals, Tenant shall commence the Work and shall diligently prosecute the Work to completion and in compliance with all laws and ordinances. Tenant agrees to use its reasonable good faith, diligent efforts to complete the Work on or before April 1, 2007. Tenant agrees to cause the Work to be constructed in a good and workmanlike manner using first-class quality materials, at its sole cost and expense in accordance with the provisions of the Lease. Any costs incurred by Landlord in providing utilities, the use of the freight elevator, supervision or other services needed for the accomplishment of the Work shall be reimbursed by Tenant to Landlord. Upon completion of the Work, Tenant shall provide to Landlord: (i) an architect’s certificate of final completion; (ii) copies of all necessary governmental permits, including, but not limited to. a certificate of occupancy; (iii) the sworn statement of the general contractor; (iv) final lien waivers from all contractors, subcontractors and materialmen; and (v) any other information or documentation reasonably requested by Landlord to evidence lien-free completion of construction and payment of all of the cost thereof. Landlord shall have the right to observe the performance of the Work and Tenant shall take all such actions with respect thereto as Landlord may, in its reasonable determination, deem advisable from time to time to assure that the Work and the manner of performance thereof shall not be injurious to the engineering and construction of the Building or the electrical, plumbing, heating, mechanical, ventilating or air-conditioning systems of the Building and shall be in accordance with the Plans and the provisions of this Lease.

6.	Tenant’s Default. If Tenant shall fail to comply with any term, provision or agreement hereunder, and if any such matter is not remedied or resolved within twenty (20) days following written notice to Tenant, then, in addition to any other remedies granted Landlord under the Lease in the case of default by Tenant and any other remedies available at law or equity, Landlord may elect, upon notice to Tenant, to:

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6.1.	require Tenant to comply therewith, and Tenant’s obligation to pay rent shall commence as of the Scheduled Commencement Date, without any abatement on account of any delay in connection with any work relating to the Expansion Space; or

6.2.	complete the construction of the Work pursuant to the Plans, tendering possession to Tenant upon substantial completion thereof, and Tenant shall immediately upon demand reimburse Landlord, as additional rent, for Landlord’s actual, out-of-pocket costs of completing the Work in accordance with Tenant’s construction contract; or

7. Miscellaneous

7.1	All rights and remedies of Landlord or Tenant herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

7.2	Tenant shall, before commencing any of the Work, and for so long as any Work shall continue, comply with the insurance requirements in Schedule II. In the event Tenant fails to so comply, Landlord shall have the option, but not the obligation to procure the required insurance and charge Tenant the cost of such compliance as additional rent.

(The remainder of this page is intentionally left blank)

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SCHEDULE I

STANDARDS FOR PLANS

1.	The space plan for the Expansion Space shall contain the following information:

(a) A layout of the Expansion Space showing demising, corridor and exterior walls in relationship to the Building core. The locations of exterior window mullions, columns, stairways and other building features shall also be shown on the Space Plans.

(b) The location and composition of all walls. Non-standard improvements, such as walls requiring insulation, half walls, vinyl wall coverings or walls requiring special construction must be clearly noted on the Space Plans. Sectional details must be provided to adequately describe the construction of any non-standard wall.

(c) The location, size and swing of all doors. All doors shall conform with Landlord’s standard door specifications, unless otherwise noted on the Space Plans.

(d) A description of flooring materials.

(e) A reflected ceiling plan showing the layout of lighting fixtures, switches, and any other non-standard improvements which are to be located within the ceiling system.

(f) The location of all new telephone and electrical outlets. Non-standard improvements, such as outlets to be located more than twelve (12) inches above the floor, dedicated circuit outlets or high amperage/voltage outlets must be clearly noted on the Space Plans.

2.	The working drawings shall be prepared at a scale of not less than l/8”=l foot and in accordance with Landlord’s design/build specification, which shall be provided to Tenant.

3.	All working drawings shall be prepared based upon the use of Landlord’s Building Standard Improvements as provided to Tenant by Landlord. All Improvements must conform to Landlord’s design/build specifications.

4.	The Plans shall contain sufficient notations, specifications and details to describe all Improvements, including but not limited to:

(a) Insulated walls, special wall coverings, graphics, special painting or special wall materials such as plate glass or glass block.

(b) Door dimensions, thickness, hardware or locks.

(c) Flooring materials.

(d) New electrical outlets requiring a dedicated circuit, more than 120 volts or more than 15 amperes.

(e) Telephone outlets requiring more than 3/4 inch diameter conduit.

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(f) Light fixtures, exhaust fans, ceiling heights, or ceiling designs using non-standard materials.

(g) Any special conduits, receptacles or electrical devices necessary to serve communications equipment, computers or other facilities to be installed by Tenant.

(h) Any special requirements to accommodate handicapped employees of Tenant within the Premises.

(i) Any requirements for fire protection of computers, other equipment or materials installed by Tenant.

(j) Any requirements for special fire detection or life safety equipment not required by applicable building codes in effect at the time of construction.

(k) Any special reinforcing of the floor system which will be necessary to support computers, filing systems, equipment or furnishings having a load exceeding fifty pounds per square foot of floor area.

(l) Any special requirements for humidity control, temperature control, extra air-conditioning capacity, ventilation or heating which would not be provided by Landlord’s standard building systems. Such special requirements may arise as a result of Tenant’s desire to install a computer or other equipment which generates heat, food preparation facilities, bathrooms, laboratories, microfilm storage or other special facilities, equipment or products.

(m) Any private bathrooms, wet-bars, kitchens, vending machines or other installations requiring plumbing work or ventilation.

(n) Any cabinetry, wood paneling, reception desks, built-in shelving or furniture.

(o) Any improvement which will require modification of the Building’s structural, mechanical or electrical components.

(p) Sufficient details, specifications and other information as may be necessary for accurate pricing of any other non-standard Improvements

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SCHEDULE II

INSURANCE REQUIREMENTS

1. Tenant shall cause to be maintained for Landlord’s benefit insurance in an insurance company or companies which are “A” rated, Class VII or better in Best’s Key Rating Guide or such lesser standard as shall be acceptable to Landlord and authorized to transact business in the state in which the Building is located, protecting Landlord against liabilities arising out of the operations of subcontractors and sub-subcontractors as well as Tenant’s contractor (“Contractor”) with respect to all the Work, including at least and in amounts not less than:

(a) Worker’s Compensation & Employers Liability: Statutory limits required by applicable Worker’s Compensation Law and $500,000 per occurrence for Employers Liability, without limitation including all liability arising under any applicable structural work act and any other statute for the protection of employees.

(b) Commercial or Comprehensive Liability including Landlord’s and Contractor’s Protective, products, and completed operations coverage, contractual liability including Contractor’s indemnity agreements contained in the Contract Documents, personal injury (employees’ exclusion deleted) $5,000,000 per occurrence Bodily Injury and Property Damage, $5,000,000 combined single limit. Landlord may require deletion of the “x, c, u” exclusion, if applicable.

(c) Comprehensive Auto Liability including owned, non-owned, or hired vehicles coverage: $1,000,000 per occurrence Bodily Injury and Property Damage Liability (Combined Single Limit).

(d) Builder’s Risk in an “all risk” form covering the Tenant Work against loss by fire and other casualty in an amount equal to the full insurable value of the Tenant Work.

Notwithstanding the foregoing, upon Tenant’s request Landlord shall provide the coverages set forth in subparagraph (d) above and Tenant shall reimburse Landlord for the actual cost thereof.

2. Contractor shall either have the Landlord added as an additional named insured to the preceding Commercial or Comprehensive General Liability insurance policy or shall supply a separate Landlord’s Protective policy, with limits as specified, naming the Landlord as named insured, and said General Liability or Landlord’s Protective policy shall be maintained in force until the completion of the Work.

3. Each insurance policy shall be written to cover all claims arising out of occurrences taking place within the period of coverage: insurance written to cover only claims made within the policy period is not acceptable without the express advance written consent of Landlord. To the extent the policy is not a Landlord’s Protective policy, it shall be endorsed to indicate that it is primary as respects Landlord, not contributory with any other insurance available to the Landlord and not subject to reduction of coverage as to Landlord by reason of any claim asserted against Contractor other than in connection with the Work or by reason of any misstatement, act or omission of any party other than Landlord applying for or insured by such insurance.

4. Each insurance policy and any certificate furnished in lieu of a policy shall state that it will not be cancelled, reduced or materially changed without twenty (20) days’ prior written notice to Landlord. In the event Tenant fails to provide replacement coverage at least fifteen (15) days prior to the expiration of any policy of insurance. Landlord may at its option secure such insurance and Tenant shall reimburse Landlord for the cost thereof as additional rent; but Landlord shall not have any obligation to secure any such insurance.

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5. If and so long as any monies shall be or be about to be owed to any lender upon the security of an interest in the Premises or the Building, at Landlord’s request any insurance required hereunder for Landlord’s protection shall also protect Landlord’s mortgagee and whenever Landlord is to be an additional insured. Landlord’s mortgagee shall also be so insured.

6. Each of the aforesaid insurance coverages shall be placed into effect before any of the Work is commenced and shall be maintained in force at all times while and for at least so long as any of the Work is carried on, including without limitation, any and all activities performed in fulfillment of any obligation of Contractor or any Subcontractor to correct defects in the Work or under any other warranty. Before commencing any of the Work, and as often thereafter as reasonably requested by Landlord, Tenant shall supply Landlord with either the policies themselves or certificates of insurance satisfactory to Landlord, evidencing compliance with all the foregoing requirements.

7. No insurance policy purporting to insure Landlord or Landlord’s lender, as the case may be, shall without the prior written consent of said party be so written as to limit or condition any of the insurer’s obligations to said party with respect to any insured loss or liability by any condition or requirement that said party bear, assume or pay any portion of such loss or liability before the insurer’s obligation to said party shall come into effect.

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TENANT ALLOWANCE PAYMENT

Provided the Lease is in full force and effect and Tenant is not in default thereunder beyond any applicable cure period, Landlord hereby agrees to pay to Tenant an amount equal to $747,285.00 (the “Allowance”). Landlord shall pay Tenant draws against the Allowance within thirty (30) days of each written staged request or demand for payment from Tenant, which accompanies with it (i) lien waivers applicable to the work performed for which payment is requested; (ii) copies of paid invoices for such work; (iii) copies of checks issued to vendors or contractor for such work; and (iv) any other information or documentation reasonably requested by Landlord to evidence lien-free completion of such work and payment of all of the cost thereof. The final draw will be paid by the Landlord with the last to occur of: (w) Tenant’s occupying the entire Premises; (x) completion of the Work; and (y) satisfaction of the provisions of Paragraph 5 of Exhibit B.

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EXHIBIT C – INTENTIONALLY DELETED

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C-1

EXHIBIT D - RULES AND REGULATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of August 25, 2006 between

GATEWAY SHERWOOD, INC., as Landlord and

BIGBAND NETWORKS, INC., as Tenant

8 Technology Drive, Westborough, Massachusetts

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord. Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered at Landlord’s expense.

2. If Landlord reasonably objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building, provided however, that Tenant shall have unlimited, non-exclusive access to the roof to monitor, maintain, repair and replace its rooftop satellite dishes and its HVAC units.

4. Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. Landlord reserves the right to charge for Tenant’s directory listing.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person, except for negligence or willful misconduct of Landlord.

6. The toilet rooms, toilets, showers, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed. No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.

8. Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock. Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

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9. If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord.

10. No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. The persons employed to move such equipment or materials in or out of the Building must be acceptable to Landlord, which consent will not be unreasonably withheld.

11. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

12. Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

13. Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord, provided, Landlord hereby agrees that portable free-standing emergency back up air conditioning units, in accordance with specifications that Landlord reasonably approves, will be acceptable.

14. Tenant shall use commercially reasonable efforts to not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement. Tenant shall be responsible for any interference caused by such installation.

16. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tackboards and similar office uses) or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

17. Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

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18. No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

19. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

20. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles (other than emergency maintenance) to be performed in any parking lot.

21. Tenant shall not use the name of the Building or any photograph or likeness of the Building in connection with or in promoting or advertising Tenant’s business, except that Tenant may include the Building name in Tenant’s address and Tenant may include the Building’s likeness on its website. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

22. Tenant requests for services must be submitted to the Building office by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

23. Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas.

24. Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.

25. Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

27. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building, and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional reasonable rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

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EXHIBIT E – JANITORIAL SPECIFICATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of August 25, 2006 between

GATEWAY SHERWOOD, INC., as Landlord and

BIGBAND NETWORKS, INC., as Tenant

8 Technology Drive, Westborough, Massachusetts

Office areas

Daily: (Monday through Friday)

•	Empty and clean all waste receptacles, labeled non-hazardous waste materials, and ashtrays and remove waste material from the premises.

•	Sweep and dust mop all uncarpeted areas using a dust treated mop.

•	Wet mop Building entrance floors to remove sand and salt residue during winter months.

•	Vacuum all rugs and carpeted areas.

•	Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, window sills, chair rails, door ledges, base boards, grill work and file cabinets within normal reach.

•	Wash clean all water fountains.

•	Wipe clean all brass and other bright work.

•	Dust under and wipe telephones nightly.

•	Clean glass main entrances and spot clean interior glass

•	Spot clean carpets.

•	Upon completion of cleaning, all lights will be turned off and all doors locked, leaving the premises in an orderly condition. Landlord shall advise the janitorial contractor that no security door is to be propped open in any manner at any time.

Weekly:

•	Remove all finger marks from office entrance doors, light switches and doorways.

•	Vacuum carpet edges.

•	Dust all ventilating, air conditioning covers and grills.

•	Dust all venetian blinds.

•	Spray buff all title floors.

•	Vacuum upholstered furniture weekly and remove lint, as needed.

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Monthly:

•	Dust all hangings and vertical surfaces such as walls, partitions, doors and ducts.

•	Dust all ceiling vents.

Annually:

•	Strip and wax all tile floors.

Lavatories and Fitness Room

Daily: (Monday through Friday)

•	Sweep and mop floors with disinfectant solution.

•	Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers, piping and toilet seat hinges.

•	Wash both sides of all seats and wash/disinfect all shower units including ceramic tile flooring and rubber mats.

•	Wash and disinfect all basins, bowls and urinals and walls around these units.

•	Empty and clean paper towels and sanitary disposal receptacles.

•	Remove waste paper and refuse.

•	Refill tissue holders, soap dispensers, towel dispensers, sanitary dispensers.

•	Dust all tops of partitions and walls.

•	A sanitizing solution will be used in all lavatory and shower cleaning.

Monthly:

•	Dust all ceiling vents.

•	Wash all walls and partitions.

•	Damp wipe all Fitness Room equipment.

Quarterly:

•	Machine scrub all ceramic floors, including all shower facilities.

Annually:

•	Strip and wax all tile floors.

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Common Areas (Main Lobby, Elevator Stairwells, and Corridors)

Daily: (Monday through Friday)

•	Police outside main entrances and side entrances and pick up cigarette butts, papers, cups, glass bottles, etc.

•	Sweep and wash all floors.

•	Vacuum all carpets.

•	Wash alt rubber mats.

•	Empty and clean all ashtrays and waste receptacles if any.

•	Clean elevator, wipe down walls and doors.

•	Clean any metal work inside lobby.

•	Clean any metal work surrounding building entrance doors.

•	Clean entrance glass and dust around entrance doors.

•	Spot clean carpets.

•	Sweep exterior entrances of building.

•	In Stairwells: sweep and remove debris, dust walls, and doors, damp wipe handrails, vacuum stairs and wash treads and landings.

Weekly:

•	Vacuum and shine all elevator tracks.

Quarterly:

•	Dust all ceiling vents.

•	Shampoo all carpets.

Annually:

• Strip and wax all tile floors.

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